EX-99.906CERT
CERTIFICATION
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2010 of Asset Management Fund (the “Registrant”).
Rodger D. Shay, Jr., President, and Trent M. Statczar, Chief Financial Officer of Asset Management Fund (the “Registrant”), each certify to the best of his knowledge that:
1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President Asset Management Fund	Treasurer and Chief Financial Officer Asset Management Fund

/s/ Rodger D. Shay, Jr. Rodger D. Shay, Jr. Date: July 7, 2010	/s/ Trent M. Statczar Trent M. Statczar Date: July 7, 2010
This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.